UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 7, 2012

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On November 7, 2012, Crimson Exploration Inc. issued a press release announcing financial results for the third quarter ended September 30, 2012.  The press release is included in this report as Exhibit 99.1.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date:	November 7, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 7, 2012

Exhibit 99.1
Crimson Exploration Announces Third Quarter 2012 Financial Results
HOUSTON, November 7, 2012 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) today announced financial results for the third quarter and first nine months of 2012 and provides operational update.

Highlights

•	Revenue of $30.8 million and adjusted EBITDAX of $21.6 million for the quarter

•	Increased total liquids production to 3,255 barrels per day, a 49% volume increase over the prior year quarter

•	Achieved crude oil and natural gas liquids production ratio of 50.4% for the quarter

Management Commentary

Allan D. Keel, President and Chief Executive Officer, commented, “Our focus on targeting oil and liquid-rich assets in the Woodbine formation in Madison and Grimes Counties, Texas and the Eagle Ford Shale formation in South Texas yielded exceptional operating results during the third quarter of 2012. During the quarter, the Company increased crude oil and natural gas liquids production 49% over the prior year quarter and achieved a crude oil and natural gas liquids production ratio above 50 percent for the first time in Company history. Our strategy for 2013 will be to continue to concentrate on the development of these areas where we have a multi-year inventory of high quality targets.”

Summary Financial Results

The Company reported a net loss of $3.8 million, or ($0.09) per basic share, for the third quarter of 2012 compared to net income of $0.5 million, or $0.01 per basic share, for the third quarter of 2011. Special non-cash items impacting the third quarter of 2012 were an unrealized pre-tax charge of $4.6 million related to the mark-to-market valuation requirement on our commodity price hedges and a $0.9 million leasehold impairment charge. In the third quarter of 2011, we recognized a $2.3 million lease operating expense credit for accrual estimates, an unrealized pre-tax gain of $4.2 million related to the mark-to-market valuation requirement on commodity price hedges and a $4.8 million leasehold impairment charge.  Exclusive of these special cash and non-cash items, the net loss for the third quarter of 2012 would have been $0.3 million, compared to a net loss of $0.6 million in 2011.  Adjusted EBITDAX, as defined below, was $21.6 million in the third quarter of 2012 compared to Adjusted EBITDAX for the prior year quarter of $22.4 million.

Revenues for the third quarter of 2012 were $30.8 million compared to revenues of $28.9 million in the third quarter of 2011. Revenue for the quarter increased as a result of our shift to oil and liquids-rich weighted projects over the last twelve months. Partially offsetting the benefits of this increased oil revenue were a decline in natural gas production and lower realized natural gas and natural gas liquids prices.

Production for the third quarter of 2012 was approximately 3.6 Bcfe, or 38,759 Mcfe per day, compared to production of 4.2 Bcfe, or 45,160 Mcfe per day, in the third quarter of 2011, and at the mid-point of management’s guidance of 37,000 – 40,000 Mcfe per day. Though we experienced a decrease in equivalent quarterly production, crude oil and natural gas liquids production was 50.4% of total production for the third quarter of 2012, up from 29% in the third quarter of 2011. This marks the first quarter in which Crimson’s crude oil and natural gas liquids production has exceeded a ratio greater than 50 percent. Since 2011, Crimson has achieved its goal of a balanced production profile by targeting its extensive liquids-rich inventory of projects in the East Texas Woodbine formation and South Texas Eagle Ford Shale.

The weighted average field sales price in the third quarter of 2012 (before the effects of realized gains/losses on our commodity price hedges) was $8.13 per Mcfe compared to an average field sales price of $6.50 for the third quarter of 2011.  The weighted average realized sales price in the third quarter of 2012 (including the effects of realized gains/losses on our commodity price hedges) was $8.63 per Mcfe compared to a weighted average realized sales price of $6.96 per Mcfe for the third quarter of 2011. During the third quarter, realized prices increased period over period due to a more balanced product mix.

Direct lease operating expenses for the third quarter of 2012 were $3.3 million, or $0.93 per Mcfe, compared to $0.9 million, or $0.22 per Mcfe, in the third quarter of 2011. Lease operating expenses in the third quarter of 2011 reflected a change in accrual estimates which lowered lease operating expenses by $2.3 million. Exclusive of this adjustment, quarter over quarter lease operating expenses would be comparable.

Production and ad valorem tax expenses for the third quarter of 2012 were $1.8 million, or $0.51 per Mcfe, compared to $1.6 million, or $0.39 per Mcfe, for the third quarter of 2011, a slight increase primarily due to higher revenues in 2012.

Depreciation, depletion and amortization (“DD&A”) expense for the third quarter of 2012 was $14.3 million, or $4.00 per Mcfe, compared to $13.4 million, or $3.24 per Mcfe, for the third quarter of 2011. DD&A expense increased period over period due to the higher rate associated with drilling higher cost, and higher-margin crude oil wells, offset in part by lower natural gas production.

General and administrative expense in the third quarter of 2012 was $4.7 million, or $1.32 per Mcfe, compared to $4.5 million, or $1.08 per Mcfe, in the third quarter of 2011. General and administrative expenses, exclusive of non-cash stock option expense recognized in each quarter, was $4.1 million for the third quarter of 2012 and $4.0 million for third quarter of 2011.

Capital expenditures for the third quarter of 2012 were $14.1 million, consisting of drilling and completion operations in the Woodbine formation and the successful sidetrack of the Catherine Henderson A-6 well in Liberty County, Texas. Year to date, Crimson has invested approximately $74.4 million in its capital program which is currently forecasted to total approximately $80.0 million for the 2012 year.

Borrowing Base & Liquidity

On October 30, 2012, Crimson’s borrowing base under its $400 million senior secured revolving credit agreement (the “Senior Credit Agreement”) was reaffirmed by its bank group at $100 million. The next borrowing base redetermination under the Senior Credit Agreement is scheduled for May 1, 2013.  As of September 30, 2012, Crimson had $71.1 million outstanding, with availability of $28.9 million, under the Senior Credit Agreement.

Hedging Activity

In early October, Crimson added the following crude oil and natural gas derivative contracts to its existing hedge position as part of its continued effort to mitigate risks associated with commodity price fluctuations:

Crude Oil		Volume/Month	Price/Unit
Brent
Jan 2013-Dec 2013	Swap	9,000 Bbls	$109.13
Jan 2014-Dec 2014	Swap	7,500 Bbls	$102.10

Natural Gas		Volume/Month	Price/Unit
Henry Hub
Jan 2013-Dec 2014	Collar	42,500 Mmbtu	$3.75-$4.60
Jan 2013-Dec 2014	Collar	42,500 Mmbtu	$3.50-$5.00

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and nine month periods ended September 30, 2012 and 2011:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	%	2012	2011	%
Total Volumes Sold:
Crude oil (barrels)	228,895	98,523	132	584,713	282,774	107
Natural gas liquids (barrels)	70,607	102,595	-31	215,663	324,670	-34
Natural gas (Mcf)	1,768,778	2,948,021	-40	5,933,989	9,234,785	-36
Natural gas equivalents (Mcfe)	3,565,790	4,154,729	-14	10,736,245	12,879,449	-17

Daily Sales Volumes:
Crude oil (barrels)	2,488	1,071	132	2,134	1,036	106
Natural gas liquids (barrels)	767	1,115	-31	787	1,189	-34
Natural gas (Mcf)	19,226	32,044	-40	21,657	33,827	-36
Natural gas equivalents (Mcfe)	38,759	45,160	-14	39,183	47,177	-17

Average sales prices (before hedging):
Oil	$95.82	$96.21	0	$102.45	$100.59	2
NGLs	31.05	52.74	-41	36.56	48.28	-24
Gas	2.75	4.11	-33	2.44	4.04	-40
Mcfe	8.13	6.50	25	7.66	6.32	21

Average sales price (after hedging):
Oil	$97.27	$89.99	8	$103.75	$90.95	14
NGLs	31.05	51.66	-40	36.56	47.65	-23
Gas	3.57	5.00	-29	3.27	4.87	-33
Mcfe	8.63	6.96	24	8.19	6.69	22

Selected Costs ($ per Mcfe):
Lease operating expenses	$0.93	$0.22	323	$1.08	$0.75	44
Production and ad valorem taxes	$0.51	$0.39	31	$0.07	$0.42	-83
Depreciation and depletion expense	$4.00	$3.24	24	$4.04	$3.21	26
General and administrative expense (cash)	$1.14	$0.95	20	$1.14	$0.87	31
Interest expense	$1.81	$1.46	24	$1.76	$1.48	19

Adjusted EBITDAX (1)	$21,579,942	$22,435,395	-4	$63,505,201	$59,922,258	6

Capital expenditures
Property acquisition – proved	$—	$241		$—	$940,586
Leasehold acquisitions	1,267,001	5,217,469		5,258,214	7,691,567
Exploratory	43,967	(395,354)		9,793,303	5,625,125
Development	12,760,004	12,769,690		59,288,195	47,253,309
Other	5,693	—		25,410	5,416
	$14,076,665	$17,592,046		$74,365,122	$61,516,003

Weighted Average Shares Outstanding
Basic	44,208,471	45,121,172		44,106,956	45,084,200
Diluted	44,208,471	45,166,566		44,106,956	45,084,200

(1) Adjusted EBITDAX is a non-GAAP financial measure. See below for a reconciliation to net income (loss).

CRIMSON EXPLORATION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Accounts receivable	$14,642,466	$16,059,667
Current mark to market value of derivatives	1,992,532	4,538,897
Other current assets	603,891	473,616
Deferred tax asset (current and non-current)	18,624,542	17,297,621
Net property and equipment	426,048,022	396,781,299
Other non-current assets	1,390,309	1,174,774

TOTAL ASSETS	$463,301,762	$436,325,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current mark to market value of derivatives	$—	$290,703
Other current liabilities	44,966,908	66,795,433
Long-term debt, net of current portion	240,948,063	190,041,933
Other non-current liabilities	10,528,815	9,692,107
Total stockholders’ equity	166,857,976	169,505,698

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$463,301,762	$436,325,874

CRIMSON EXPLORATION INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
OPERATING REVENUES
Crude oil sales	$22,265,178	$8,866,235	$60,663,558	$25,718,944
Natural gas sales	6,312,901	14,747,982	19,433,566	45,011,246
Natural gas liquids sales	2,192,377	5,299,854	7,883,922	15,470,606
Total operating revenues	30,770,456	28,914,071	87,981,046	86,200,796

OPERATING EXPENSES
Lease operating expenses	3,318,057	912,698	11,558,488	9,600,620
Production and ad valorem taxes	1,806,631	1,615,539	726,375	5,454,014
Exploration expenses (gain)	(186,550)	573,697	163,041	954,906
Depreciation, depletion and amortization	14,273,884	13,445,305	43,411,828	41,311,873
Impairment and abandonment of oil & gas properties	850,980	4,810,708	2,333,521	14,220,733
General and administrative	4,722,057	4,473,022	14,019,234	12,700,744
Gain on sale of assets	—	—	(8,900)	—
Total operating expenses	24,785,059	25,830,969	72,203,587	84,242,890

INCOME (LOSS) FROM OPERATIONS	5,985,397	3,083,102	15,777,459	1,957,906

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(6,454,526)	(6,045,543)	(18,912,514)	(19,028,127)
Other income (expense) and financing cost	(106,801)	(252,611)	(453,088)	(1,407,490)
Unrealized (loss) gain on derivative instruments	(4,564,414)	4,222,523	(2,052,314)	2,059,233
Total other income (expense)	(11,125,741)	(2,075,631)	(21,417,916)	(18,376,384)

INCOME (LOSS) BEFORE INCOME TAXES	(5,140,344)	1,007,471	(5,640,457)	(16,418,478)

Income tax (expense) benefit	1,294,220	(480,871)	1,306,067	5,572,553

NET INCOME (LOSS)	$(3,846,124)	$526,600	$(4,334,390)	$(10,845,925)

Non-GAAP Financial Measures

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, amortization and exploration expenses.  Adjusted EBITDAX represents EBITDAX as further adjusted to reflect the items set forth in the table below, all of which will be required in determining our compliance with financial covenants under the credit agreements representing our senior credit facility and our second lien credit facility.

We have included EBITDAX and Adjusted EBITDAX in this release to provide investors with a supplemental measure of our operating performance and information about the calculation of some of the financial covenants that are contained in our credit agreements.  We believe EBITDAX is an important supplemental measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  We also believe that securities analysts, investors and other interested parties frequently use EBITDAX in the evaluation of companies, many of which present EBITDAX when reporting their results.  Adjusted EBITDAX is a material component of the covenants that are imposed on us by our credit agreements.  We are subject to financial covenant ratios that are calculated by reference to Adjusted EBITDAX.  Non-compliance with the financial covenants contained in these credit agreements could result in a default, an acceleration in the repayment of amounts outstanding, and a termination of lending commitments.  Our management and external users of our financial statements, such as investors, commercial banks, research analysts and others, also use EBITDAX and Adjusted EBITDAX to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and
•	the feasibility of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX and Adjusted EBITDAX are not presentations made in accordance with generally accepted accounting principles, or GAAP.  As discussed above, we believe that the presentation of EBITDAX and Adjusted EBITDAX in this release is appropriate.  However, when evaluating our results, you should not consider EBITDAX and Adjusted EBITDAX in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss).  EBITDAX and Adjusted EBITDAX have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations.  Because other companies may calculate EBITDAX and Adjusted EBITDAX differently than we do, EBITDAX may not be, and Adjusted EBITDAX as presented in this release is not, comparable to similarly-titled measures reported by other companies.

The following table reconciles net income to EBITDAX and Adjusted EBITDAX for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income (loss)	$(3,846,124)	$526,600	$(4,334,390)	$(10,845,925)
Interest expense	6,454,526	6,045,543	18,912,514	19,028,127
Income tax (benefit) expense	(1,294,220)	480,871	(1,306,067)	(5,572,553)
Depreciation, Depletion and amortization	14,273,884	13,445,305	43,411,828	41,311,873
Exploration expense	(186,550)	573,697	163,041	954,906
EBITDAX	15,401,516	21,072,016	56,846,926	44,876,428

Unrealized loss (gain) on derivative instruments	4,564,414	(4,222,523)	2,052,314	(2,059,233)
Non-cash equity-based compensation charges	656,231	522,583	1,828,252	1,476,840
Impairment and abandonment of oil and gas properties	850,980	4,810,708	2,333,521	14,220,733
Other income (expense) and financing costs	106,801	252,611	453,088	1,407,490
Gain on sale of assets	—	—	(8,900)	—
Adjusted EBITDAX	$21,579,942	$22,435,395	$63,505,201	$59,922,258

Updated Guidance for Fourth Quarter 2012

The Company is providing the following updated guidance for the fourth calendar quarter of 2012.

Fourth quarter 2012 production	34,000 – 37,000 mcfe per day

Lease operating expenses ($M)	$4,200 – $4,500

Production and ad valorem taxes	8% of actual prices

Cash G&A ($M)	$4,000 – $4,500

DD&A rate	$4.00 – $4.25 per mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on November 8, 2012 at 8:30 a.m. CST.  Those interested in participating in the earnings conference call may do so by calling the following phone number: 888-359-3627, (International 719-325-2484) and entering the following participation code 7747182.  A replay of the call will be available from November 8, 2012 at 11:30am CST through November 15, 2012 at 11:30am CST by dialing toll free 888-203-1112, (International 719-457-0820) and asking for replay ID code 7747182.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the exploitation, exploration, development and acquisition of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, including approximately 18,500 net acres in Madison and Grimes Counties in Southeast Texas, approximately 8,200 net acres in the Eagle Ford Shale in South Texas, approximately 11,000 net acres in the DJ Basin of Colorado, and approximately 5,700 net acres in the Haynesville Shale and Mid-Bossier gas plays and James Lime gas/liquids play in East Texas.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2011, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A